EXHIBIT 99.1

374Water Releases Q2 2023 Results and Defines Path Forward while Preparing to Deploy First Commercial AirSCWO Unit

Leading California public agency expects to begin AirSCWO operations in November

DURHAM, NC, August 9, 2023 - 374Water Inc. (NASDAQ:SCWO), a global social impact and cleantech  company offering a revolutionary commercial waste management solution for the environment, today provides a business update and reports its financial results for the quarter ended June 30, 2023.

“It’s been a busy quarter and first half of the year as we pursue our goal of revolutionizing waste management - concentrating on operational execution with a sharp focus on delivering our first commercial AirSCWO 6 system to OC San later this year,”  said Kobe Nagar, 374Water Chairman and CEO. “We are keen to leverage forthcoming opportunities.  Our accomplishments thus far provide a robust foundation for an exciting future. Our innovative technology signifies a paradigm shift in tackling environmental issues, encompassing PFAS elimination and the treatment of diverse waste streams globally.  Aligned with these objectives, we are strategically advancing our operations and refining our product portfolio to accommodate heightened demand from larger-scale customers."

Nagar continued, “Many factors are fueling the demand for our product offering, giving rise to the need to scale our business as well as our confidence in our growth trajectory. In the United States alone, 292 million tons of solid waste is produced annually and wastewater treatment facilities process approximately 34 billion gallons of wastewater every day.  Pending EPA regulations mandating clean water and landfills nearing capacity creates an urgent need for innovative  technologies and reliable solutions, supporting our demand projections.”

1

Financial Highlights

•

For the six month period ended June 30, 2023, the Company generated revenue of $851,000 which compares to $1,304,000 for the six months ended June 30, 2022, a 35% decrease. Revenue for the quarter decreased 95% to $50,000, compared to last year’s quarter of $1,031,000.

○

The decrease in revenue is primarily attributed to a long sales cycle. During the six and three months ending June 30, 2022, our contracts included a greater number of conditions, as compared to the six and three months ending June 30, 2023, thereby allowing us to generate increased revenue. As a growing business with a product that is capital intensive, it is expected that our revenues will fluctuate on a quarter-over-quarter basis.

•	Total Operating Expenses increased as the Company makes strides in building its pipeline while commercializing and improving its technology:

■

For the six month period ended June 30, 2023, Total Operating Expenses increased 58% to $3,534,000 from $2,242,000 driven primarily by an increase in Compensation and Related expenses to $1,452,000 from $701,000 and an increase in General and Administrative expenses to $1,262,000 from $641,000.

■

For the quarter ended June 30, 2023, Total Operating Expenses increased 32% to $1,774,000 from $1,343,000. Compensation and Related Expenses grew to $733,000 from $399,000. General and Administrative expenses increased to $676,000 from $380,000.

•	For the six and three month periods, Compensation and Related expenses increased primarily due to increases in payroll and benefit expenses as a result of growing our talented and capable workforce to meet our scaling objectives.

•	For the six and three month periods, General and Administrative expenses increased primarily as a result of increased marketing expenses thoughtfully incurred to expand our customer base and brand awareness.

2

Capital Structure

•	As of June 30, 2023 the Company had working capital of $17,820,000 compared to $7,061,000 at December 31, 2022. This increase in working capital provides sufficient capital to execute on the Company’s goals and objectives.

Operational Highlights

•	The Company continued to make great progress in preparing to ship ANA, the first commercial-grade AirSCWO system to Orange County Sanitation District.

•	At the same time, our second system, Genesis, is also underway with an anticipated completion at the end of 2023 to become our first service fleet system.

•

The Company formed a strategic partnership with The Environmental Group Limited (EGL) to combat PFAS contamination in Australia and New Zealand. Under the agreement, EGL will act as an exclusive provider of 374Water's AirSCWO technology throughout Australia and New Zealand

•	The Company announced its AirSCWO units will optionally include a newly launched HEC-Prime engine that converts waste heat into renewable electricity.

“We continue to make progress toward our long term growth objectives, while managing our expenses and capital outlays,”  said Israel Abitbol, 374Water Chief Financial Officer. “Finalizing delivery of our first commercial unit has been a key priority as this proof of concept should aid in crystallizing future revenues.”

Upcoming Events

As part of its robust investor engagement plan, the Company is participating in several upcoming investor events:

•	Jefferies Industrials Conference September 6-7
•	HC Wainwright 25th Annual Global Investment Conference September 11-13
•	Jefferies Tech Trek September 11-14
•	Gabelli Funds PFAS Symposium - September 28

For more on AirSCWO or about our team, visit 374Water.com or follow us on LinkedIn.

3

About 374Water

374Water Inc. (Nasdaq:SCWO), is a global cleantech, social impact company whose mission is to preserve a clean and healthy environment that sustains life. We are pioneering a new era of sustainable waste management that supports a circular economy and enables organizations to achieve their environmental, social, and governance (ESG) and sustainability goals. Follow us on LinkedIn.

Cautionary Language

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning.

Investor Contact:

Heather Crowell

ir@374water.com

Media Contact:

Christian Rizzo

media@374water.com

4

374Water Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

June 30, 2023 (Unaudited) and December 31, 2022

	2023	2022
Assets
Current Assets:
Cash	$14,599,361	$4,046,937
Accounts receivable, net of allowance of $406 and $0	17,526	—
Unbilled accounts receivable	1,709,027	918,164
Inventory	1,804,495	1,660,710
Investments	—	1,944,464
Prepaid expenses	206,453	153,455
Total Current Assets	18,336,862	8,723,730
Long-Term Assets:
Equipment, net	139,965	143,079
Intangible asset, net	1,021,781	1,050,022
Total Long-Term Assets	1,161,746	1,193,101
Total Assets	$19,498,608	$9,916,831

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$334,229	$1,449,582
Deferred revenue	183,061	200,109
Other liabilities	-	13,528
Total Current Liabilities	517,290	1,663,219
Total Liabilities	517,290	1,663,219
Stockholders’ Equity
Preferred stock: 50,000,000 authorized; par value $0.0001 per share, nil issued and outstanding at June 30, 2023 and December 31, 2022	—	—

Common stock: 200,000,000 common shares authorized, par value $0.0001 per share, 130,679,012 and 126,702,545 shares outstanding at June 30, 2023 and December 31, 2022, respectively	13,067	12,669
Additional paid-in capital	30,103,715	16,110,221
Accumulated (deficit)	(11,140,902)	(7,849,982)
Accumulated other comprehensive loss	5,438	(19,296)
Total Stockholders’ Equity	18,981,318	8,253,612
Total Liabilities and Stockholders’ Equity	$19,498,608	$9,916,831

5

374Water Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the three and six months ended June 30, 2023 and 2022

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

Revenue	$49,863	$1,030,528	$851,321	$1,303,759
Cost of Goods Sold	45,257	902,508	765,403	1,150,494
Gross Profit	4,606	128,020	85,918	153,265
Operating Expenses
Research and development	271,964	422,695	627,869	608,348
Compensation and related expenses	733,121	399,448	1,451,881	700,683
Professional Fees	92,285	141,104	191,857	291,760
General and administrative	676,333	379,661	1,261,995	641,067
Total Operating Expenses	1,773,703	1,342,908	3,533,602	2,241,858

Loss from Operations	(1,769,097)	(1,214,888)	(3,447,684)	(2,088,593)

Other Income (Expense)
Interest income	74,967	613	112,826	1,453
Other income	43,553	—	43,938	7
Total Other Income (Expense)	118,520	613	156,764	1,460
Net Loss before Income Taxes	(1,650,577)	(1,214,275)	(3,290,920)	(2,087,133)
Provision for Income Taxes	—	—	—	—

Net Loss	$(1,650,577)	$(1,214,275)	$(3,290,920)	$(2,087,133)

Other comprehensive loss
Change in foreign currency translation	4,943	(771)	5,438	(771)
Change in unrealized loss on marketable securities	—	(11,243)	—	(11,243)
Total other comprehensive gain (loss)	4,943	(12,014)	5,438	(12,014)

Total comprehensive loss	(1,645,634)	(1,226,289)	(3,285,482)	(2,099,147)
Net Loss per Share - Basic and Diluted	$(0.01)	$(0.01)	$(0.03)	$(0.02)

Weighted Average Common Shares Outstanding - Basic and Diluted	129,389,098	126,680,895	128,274,091	126,591,017

6

374Water Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2023 and 2022 (Unaudited)

	2023	2022
Cash Flows from Operating Activities
Net loss	$(3,290,920)	$(2,087,133)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	44,281	33,174
Stock based compensation	514,934	236,470
Change in foreign currency translation	5,767	—

Changes in operating assets and liabilities:
Accounts receivable	(17,526)	(242,816)
Unbilled accounts receivable	(790,863)	—
Inventory	(143,785)	—
Prepaid expenses	(52,998)	(309,234)
Accounts payable and accrued expenses	(1,115,353)	619,652
Deferred revenue	(17,048)	732,620
Other liabilities	(13,528)	(6,465)

Cash Provided by (Used In) Operating Activities	(4,877,039)	(1,023,731)

Cash Flows from Investing Activities
Purchase of marketable securities	—	(6,999,927)
Purchase of equipment	(7,303)	(6,608)
Increase in intangible assets	(5,623)	(494)

Cash Provided by (Used In) Investing Activities	(12,926)	(7,007,029)

Cash Flow from Financing Activities
Proceeds from the sale of investments	1,963,430	—
Proceeds from the issuance of common stock	13,478,959	—

Cash Provided by Financing Activities	15,442,389	—

Net Increase in Cash	10,552,424	(8,030,760)
Cash, Beginning of the Period	4,046,937	11,131,175
Cash, End of the Period	$14,599,361	$3,100,415

NON-CASH FINANCING ACTIVITIES
Conversion of preferred stock to common stock	$-	$133
License agreement	17 Years	$1,028,114	$-	$63,149	$964,965
Patents	20 Years	34,742	52,292	1,977	85,057
Total		$1,062,856	$52,292	$65,126	$1,050,022

7